BOARD ADVISORY AGREEMENT

This Board Advisory Agreement (this “Agreement”) is made and entered into as of the 23rd day of December, 2020, by and between Eco Science Solutions, Inc., a Nevada corporation (the “Company”), and A. Carl Mudd, an individual (“Advisor”).  In consideration of the mutual promises contained herein, the parties agree as follows:

1. Services and Compensation.

(a) Advisor has agreed to serve as the Chairman of the Board of Directors of the Company (the “Board”) and as Ombudsman for the Company pursuant to Rule 53 of the Federal Rules of Civil Procedure, as well as the Stipulation of Settlement Dated September 21, 2020 (the “Stipulation”).

(b) As Chairman of the Board, Advisor shall preside at meetings of the Board and meetings of the Company’s stockholders, and shall see that all orders and resolutions of the Board are carried into effect, in accordance with the Company’s Bylaws, and have all necessary powers and plenary authority to establish policies for corporate management and oversight, to appoint any and all necessary committees, to participate in operations strategy, and to oversee corporate personnel recruiting and retention.  As Ombudsman, Advisor shall have all necessary powers and authority to ensure the full and faithful adoption by the Board, implementation and operation of appropriate corporate governance policies, procedures and reforms, and to establish policies for corporate management and oversight for the Company as set forth in the Stipulation.  The Ombudsman shall prepare, or oversee the preparation of, reports on the advisability, viability and implementation of the Company’s corporate governance policies, procedures and reforms, which reports shall be included in the Company’s Annual Report on Form 10-K.  As Ombudsman, Advisor shall perform such other duties as the Board may from time to time prescribe.

(c) In consideration for serving as Ombudsman and Chairman of the Board, the Company will: (i) issue Advisor two million five hundred thousand (2,500,000) shares of Company common stock (the “Restricted Stock”), subject to the conditions hereinafter provided; and (ii) pay Advisor an advisory fee of ten thousand dollars ($10,000) per month in advance, commencing December 24, 2020; provided, however, that at least one-half of the monthly fee, in the amount of five thousand dollars ($5,000), must be paid to Advisor on a monthly basis, and up to one-half of the monthly fee, in the amount of five thousand dollars ($5,000), may be accrued on a monthly basis until the Company [has closed a bona fide third party debt and/or equity financing of at least eight hundred thousand dollars ($800,000) (the “Financing”). It is expressly agreed and understood that the accruing portion of the cash compensation payable to Advisor pursuant to Section 1(c)(ii) shall accrue on a monthly basis prior to the Financing and that all such accrued amounts shall be payable to Advisor within thirty (30) days following the completion of the Financing.

(d) Other than as set forth in Section 1(c) above, any and all additional compensation payable to Advisor shall be as approved by the Board and shall be consistent with compensation provided to other independent members of the Board and in accordance with Company policy.

2. Provisions Regarding Restricted Stock.

(a)  Vesting of Restricted Stock and Stock Certificates.

(i)  Vesting and Registration.  The right to unrestricted ownership in the Restricted Stock granted under this Agreement shall vest immediately upon execution and delivery of this Agreement by both Advisor and the Company. Subject to applicable U.S. securities laws, the Company agrees to register the Restricted Stock on a Form S-8 registration statement within ten (10) days of the removal of the caveat emptor symbol affixed to the Company by the OTC Marketplace.

(iii)  Deliveries by the Company.  A certificate evidencing the Restricted Stock shall be issued by the Company in Advisor’s name, pursuant to which Advisor shall have voting rights and shall be entitled to receive all dividends unless and until the shares of Restricted Stock are forfeited pursuant to this Agreement. The certificate shall bear a legend evidencing the nature of the Restricted Stock, and the Company may cause the certificate to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Company for safekeeping until all forfeiture restrictions lapse pursuant to the terms of this Agreement.

Notwithstanding any other provisions of this Agreement, the issuance or delivery of the Restricted Stock under this Agreement may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any applicable federal or state securities law or regulation.  The Company shall not be obligated to issue or deliver any Restricted Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or regulation of any governmental authority or any national securities exchange, or to register or qualify the issuance of the Restricted Stock in any jurisdiction or with the Securities and Exchange Commission.

(b)  Reservation of Shares.  The Company agrees that prior to the issuance of the Restricted Stock represented by this Agreement, there shall be reserved for issuance such number of the Company’s authorized and unissued shares as shall be necessary to allow for the issuance of the Restricted Stock issuable hereunder.

(c)  Suspension and Cancellation of Stock.

(i)  In the event the Company reasonably believes Advisor has committed any act of misconduct, as specified below, the Company may suspend Advisor’s right in the Restricted Stock granted hereunder pending final determination by the Board.  If Advisor is determined by the Board to have:

(1) committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Company or a subsidiary;

(2) deliberately disregarded the rules or policies of the Company or a subsidiary which resulted in loss, damage or injury to the Company or a subsidiary;

(3) made any unauthorized disclosure of any trade secret or confidential information of the Company or a subsidiary;

(4) induced any partner, collaborator, client or customer of the Company or a subsidiary to break any contract with the Company or a subsidiary or induced any principal for whom the Company or a subsidiary acts as agent to terminate such agency relations;

(5) engaged in any substantial conduct which constitutes unfair competition with the Company or a subsidiary; or

(6) violated any requirement of the Foreign Corrupt Practices Act or any analogous foreign regulations,

neither Advisor nor Advisor’s estate shall be entitled to shares of Restricted Stock hereunder, and such forfeited Restricted Stock shall be immediately transferred to the Company without further action by the Company. The determination of the Board shall be final and conclusive. In making its determination, the Board shall give Advisor an opportunity to appear and be heard at a hearing before the full Board and present evidence on Advisor’s behalf.

(d)  Advisor Representations.  Advisor hereby represents and warrants to the Company as follows:

(i)  Purchase for Own Account. Advisor represents that he is acquiring the Restricted Stock solely for his own account and beneficial interest for investment and not for sale or with a view to distribution of the Restricted Stock or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(ii) Information and Sophistication.  Advisor hereby: (x) acknowledges that he has received all the information he has requested from the Company and he considers necessary or appropriate for deciding whether to acquire the Restricted Stock, (y) represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Restricted Stock and to obtain any additional information necessary to verify the accuracy of such information, and (z) further represents that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risk of this investment.

(iii)  Ability to Bear Economic Risk.  Advisor acknowledges that an investment in the Restricted Stock involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the Restricted Stock for an indefinite period of time and to suffer a complete loss of his investment.

(iv)  Further Assurances.  Advisor agrees and covenants that at any time and from time to time he will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with applicable state or federal laws or other regulatory approvals.

(e)  Restricted Securities.  Advisor understands that the Restricted Stock is characterized as “restricted securities” under the Securities Act of 1933, as amended (“Securities Act”) inasmuch as such shares are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances. Accordingly, the Restricted Stock, absent an effective registration statement, can only be sold pursuant to an exemption from registration, such as Rule 701 or Rule 144 promulgated under the Securities Act.

(f)  Restrictive Legends and Stop-Transfer Orders.

(i)  Legends. Advisor understands and agrees that the Company will place the legend set forth below, as applicable, or similar legends on any stock certificate(s) evidencing the Restricted Stock, together with any other legends that may be required by applicable state or federal securities laws, the Company’s Articles of Incorporation or Bylaws, any other agreement between Advisor and the Company or any agreement between Advisor and any third party:

THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

(ii) Stop Transfer Instructions.  Advisor agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(iii) Refusal to Transfer.  The Company will not be required (A) to transfer on its books any Restricted Stock that has been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (B) to treat as owner of such Restricted Stock, or to accord the right to vote or pay dividends, to any purchaser or other transferee to whom such Restricted Stock has been so transferred.

(g)  Securities Law and Other Regulatory Compliance.  The Company shall not be obligated to issue any Restricted Stock with respect to this Agreement unless such shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares are otherwise in compliance with all applicable securities laws. Advisor may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares or subsequent transfers of any interest in such shares to comply with applicable securities laws. Evidences of ownership of shares acquired with respect to this Agreement shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws or this Agreement.

3. Confidentiality.

(a) “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, services, current and prospective clients, client lists, markets, processes, financial information, marketing, or other business information developed by Advisor pursuant to this Agreement or disclosed by the Company either directly or indirectly in writing, orally or by drawings.

(b) Advisor will not, during or subsequent to the term of this Agreement, use the Company’s Confidential Information for any purpose whatsoever other than the performance of services on behalf of the Company, or disclose the Company’s Confidential Information to any third party.  It is understood that said Confidential Information shall remain the sole property of the Company. Advisor further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information.  Confidential Information does not include information which (i) is known to Advisor at the time of disclosure to Advisor by the Company as evidenced by written records of Advisor, (ii) has become publicly known and made generally available through no wrongful act of Advisor, (iii) has been rightfully received by Advisor from a third party who is authorized to make such disclosure, or (iv) has been or is independently developed by Advisor, without violating any of its obligations under this Agreement or use of or reference to, in whole or in part, any of the Company’s Confidential Information.  Without the Company’s prior written approval, Advisor will not directly or indirectly disclose to anyone the contents of this Agreement.

(c) Advisor recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Advisor agrees that Advisor owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out his duties for the Company consistent with the Company’s agreement with such third party.

(d) Upon the termination of this Agreement, or upon the Company’s earlier request, Advisor will deliver to the Company all of the Company’s property or Confidential Information that Advisor may have in Advisor’s possession or control.

4. Ownership. Advisor agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets (“Intellectual Property”) conceived, made or discovered by Advisor, solely or in collaboration with others, in his role as a member of the Board during the term of this Agreement, which relates solely to the business of the Company that Advisor may be directed to undertake, investigate or experiment with, or which Advisor may become associated with in work, investigation or experimentation in the line of business of the Company in serving on the Board, are the sole property of the Company.

5. Termination.

(a) The term of this Agreement shall be four (4) years or as set forth in the Stipulation. This Agreement may be terminated by either party upon thirty (30) days notice for material breach. If the caveat emptor symbol affixed to the Company is not removed by the OTC Marketplace by February 28, 2021, that shall constitute a material breach under this Section. In addition, this Agreement shall terminate in the event of the resignation of Advisor from the Board.

(b) Upon such termination all rights and duties of the parties toward each other shall cease, except that Sections 3 (Confidentiality) and 6 (Independent Contractor) shall survive termination of this Agreement.

6. Independent Contractor. Advisor shall serve on the Board as an independent contractor. Advisor acknowledges and agrees that Advisor is obligated to report as income all compensation received by Advisor pursuant to this Agreement, and Advisor agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Advisor further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on the Company (i) to pay in withholding taxes or similar items or (ii) resulting from Advisor’s being determined not to be an independent contractor.

7. Miscellaneous.

(a) Entire Agreement.  This Agreement is the entire agreement of the parties and supersedes any prior or contemporaneous agreements, whether oral or written, between them with respect to the subject matter hereof.  This Agreement may be changed only if agreed to in writing by both parties.

(b) Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

(c) Severability; Conflicts.  If any provision of this Agreement is held to be unenforceable for any reason, such provision shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the maximum extent possible.  In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

(d) Waiver.  The waiver of any term or condition contained in this Agreement by any party to this Agreement shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.

(e) Assignment.  Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Advisor without the express written consent of the Company.

(f) Governing Law.  This Agreement shall be governed by the laws of the State of Nevada, excluding its conflicts of laws provisions.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY

ECO SCIENCE SOLUTIONS, INC., a Nevada corporation

By:	/s/Michael D. Rountree
Michael D. Rountree
Chief Financial Officer

ADVISOR

A. CARL MUDD

By:	/s/A. Carl Mudd
A. Carl Mudd